Exhibit 11

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Alta Equipment Group Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: February 24, 2020

B. RILEY FINANCIAL, INC.

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Co-Chief Executive Officer

B. RILEY CAPITAL MANAGEMENT, LLC

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

BRC PARTNERS MANAGEMENT GP, LLC

By:	B. Riley Capital Management, LLC, its sole member

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

BRC PARTNERS OPPORTUNITY FUND, L.P.

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Investment Officer

B. RILEY PRINCIPAL SPONSOR CO., LLC

By:	GREAT AMERICAN GROUP, LLC its Managing Member

By:	/s/ Phillip Ahn
Name:	Phillip Ahn
Title:	Chief Operating Officer and Chief Financial Officer

B. RILEY PRINCIPAL INVESTMENTS, LLC

By:	s/ Kenneth Young
Name:	Kenneth Young
Title:	Chief Executive Officer

B. RILEY FBR, INC.

By:	/s/ Andy Moore
Name:	Andy Moore
Title:	Chief Executive Officer